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INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors of The BlackRock 1999 Term Trust, Inc.:

In planning and performing our audit of the financial statements of The BlackRock 1999 Term
Trust,  Inc.  (the  "Trust") for  the  year  ended
December 31, 1997 (on which we have issued our report dated February 13, 1998), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Trust's internal control.

The  management  of the Trust is  responsible  for
establishing and maintaining internal control.  In
fulfilling  this  responsibility,  estimates   and
judgments by management are required to assess the
expected  benefits and related costs of  controls.
Generally, controls that are relevant to an  audit
pertain  to  the entity's objective  of  preparing
financial  statements for external  purposes  that
are  fairly presented in conformity with generally
accepted  accounting principles.   Those  controls
include   the   safeguarding  of  assets   against
unauthorized acquisition, use or disposition.

Because of inherent limitations in any of internal
control,  errors  or fraud may occur  and  not  be
detected.   Also, projection of any evaluation  of
internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our  consideration of the Trust's internal control
would  not  necessarily disclose  all  matters  in
internal control that might be material weaknesses
under   standards  established  by  the   American
Institute  of  Certified  Public  Accountants.   A
material  weakness  is a condition  in  which  the
design or operation of one or more of the internal
control components does not reduce to a relatively
low level the risk that errors or fraud in amounts
that   would  be  material  in  relation  to   the
financial  statements being audited may occur  and
not   be  detected  within  a  timely  period   by
employees in the normal course of performing their
assigned functions.  However, we noted no  matters
involving  the  Trust's internal control  and  its
operation,  including  controls  for  safeguarding
securities,  that  we  consider  to  be   material
weaknesses as defined above as of December 31, 1997.

This report is intended solely for the information
and  use  of the Trust's management and  Board  of
Directors,   and  the  Securities   and   Exchange
Commission.




Boston, Massachusetts
February 13, 1998